UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.    )

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Genesco Inc.
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GENESCO May 6, 2021 Company overview

Non-GAAP We report consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). However, to supplement these consolidated financial results our presentation includes certain non-GAAP financial measures such as adjusted earnings per share and adjusted operating income. This supplemental information should not be considered in isolation as a substitute for related GAAP measures. We believe that disclosure of adjusted earnings per share and adjusted operating income will be meaningful to investors. Reconciliations of the non-GAAP supplemental information to the comparable GAAP measures can be found in the Appendix. Financial Measures

Footwear Focused Strategy Genesco Create and curate leading footwear brands that represent style, innovation and self-expression; be the destination for our consumers’ favorite fashion footwear What We Aspire To Do How We Will Achieve Our Aspiration Build enduring relationships with our target customers, grounded in unparalleled consumer and market insights Excite and constantly exceed expectations by delivering distinctive experiences and products, using our deep direct-to-consumer expertise across digital and physical

We Live our Values Everyday Genesco Our Values In Action Act with passion and compete to win Treat our customers and each other with integrity, trust and respect Create an unrivaled home for talent and diversity to grow and succeed Never stop being curious; innovate and improve endlessly Be nimble and react fast Our Values & How We Work

Footwear Focused Portfolio Genesco FY2020 Net Sales (Pre-Pandemic) Key Brands FY2021 eCommerce Penetration (1) FY2021 Year-End Store Count $1.46B $374M $301M $62M 18% 60% 39% N/A (2) 1,159 123 178 N/A Retail Platform (~83% of FY2020 net sales) Branded Platform (~17% of FY2020 net sales) The destination for young adult and teen footwear and partner of choice for leading global brands Portfolio of leading owned and licensed brands spanning major tiers of retail distribution Total $2.2B 27% 1,460 Licensed Brands Note: (1) Penetration based upon retail sales only (2) 7% of Licensed Brands sales occur digitally

Meaningful Synergies Across our Footwear Focused Portfolio Genesco Product Design and Innovation Integrated Systems Global Sourcing Platform Strong Trade Relationships Retail platform Branded platform Digital Platform Shared Services Marketing Skills Robust DTC Platform Operational Best Practices Vendor Scale Consumer Insights Digital Strategic Initiatives Customer Relationship Management Product Insights

Genesco Has Implemented a Plan That is Delivering Results

Footwear focused strategy spans six strategic growth pillars aimed at accelerating Genesco's transformation and leveraging synergies to drive growth and sustainable profitability

1. ***Accelerate digital to grow direct-to-consumer***
2. ***Maximize the relationship between physical and digital***
3. ***Build deeper consumer insights to strengthen customer relationships and brand equity***
4. ***Intensify product innovation and trend insight efforts***
5. ***Reshape the cost base to reinvest for future growth***
6. ***Pursue synergistic acquisitions to add to growth***

Values, organization, culture and ESG stewardship

11	~$450mm	21%	72%	$275mm
Consecutive Quarters of Comparable Sales Growth Pre-Pandemic	Record digital revenues in FY2021 (75% YOY increase)	Adjusted Operating Income Growth from FY2018 – FY2020	Adjusted EPS Growth from FY2018 – FY2020	Cumulative Cash Flow from Operations from FY2020 – FY2021

GENESCO

7

Genesco U.S. Workforce Predominantly Female and Non-White Gender Male Female Am. Indian/Alaskan Native Asian Black/African American Hispanic/Latino White Other Two or More Race/Ethnicity Note: Other includes Native Hawaiian/Pacific Islander and Not Disclosed ethnic groups Source: Genesco HRIS, April 2021. Data above includes 13,389 US employees (does not include Schuh or Canadian employees)

We Value Diversity, Respect, and Belonging Inclusive Culture Fr Position Only Employee feedback during the pandemic year Note: Culture Amp, Genesco’s survey partner, advises its clients that a score of 70% or better on an individual factor is a very favorable employee response and is an indication of a healthy, engaged employee population and overall company culture Source: CY2020 survey of 3,064 full-time North American employees (a 50% participation rate) 70%

Appendix

Adjusted Operating Income by Segment (1) FY20 Fr Position Only

Adjusted Operating Income by Segment (1) FY19 Fr Position Only

Non-GAAP Reconciliation FY20

Non-GAAP Reconciliation FY19

Safe Harbor Statement This presentation contains forward looking statements, including those regarding the performance outlook for the Company and all other statements not addressing solely historical facts or present conditions. Forward- looking statements are usually identified by or are associated with such words as “intend,” “expect,” “believe,” “anticipate,” “optimistic” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to projections reflected in forward-looking statements, including those resulting from the effects of COVID-19 on the Company’s business, including COVID-19 case spikes in locations in which the Company operates, additional stores closures due to COVID-19, weakness in store and shopping mall traffic, restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements, and limitations on the Company’s ability to adequately staff and operate stores. Differences from expectations could also result from stores closures and effects on the business as a result of civil disturbances; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the imposition of tariffs on product imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of COVID-19; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union and other sources of market weakness in the U.K. and Republic of Ireland; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.; weakness in the consumer economy and retail industry; competition and fashion trends in the Company's markets; risks related to the potential for terrorist events; risks related to public health and safety events; changes in buying patterns by significant wholesale customers; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to renew leases in existing stores and control or lower occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to realize anticipated cost savings, including rent savings; the Company’s ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; the Company’s ability to realize any anticipated tax benefits; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this presentation are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

Disclaimers IMPORTANT INFORMATION: Genesco intends to file a preliminary and definitive proxy statement (the “Proxy Statement”) and accompanying proxy card in connection with the solicitation of proxies for the 2021 annual meeting of Genesco shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Genesco with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors Relations section of Genesco’s corporate website at www.genesco.com. CERTAIN INFORMATION REGARDING PARTICIPANTS: Genesco, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Genesco shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Genesco’s directors and executive officers and certain other individuals and their respective interests in Genesco by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Genesco for the fiscal year ended January 30, 2021, and Genesco’s definitive proxy statement for the 2020 annual meeting of Genesco shareholders, filed with the SEC on May 15, 2020. To the extent holdings of such participants in Genesco’s securities have changed since the amounts described in the proxy statement for the 2020 annual meeting of Genesco shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details regarding the nominees of Genesco’s Board of Directors for election at the Annual Meeting will be included in the definitive proxy statement, when available.